UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
May 25, 2020
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange
(Includes Preferred Stock Purchase Rights)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note
On May 26, 2020, Live Nation Entertainment, Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”) in connection with the termination of a material definitive agreement. This Current Report on Form 8-K/A (“Amendment No. 1”) is being filed solely to include the Cover Page Interactive Data File as it was not included in the Original Form 8-K due to a software error experienced during the filing process. Except for the inclusion of the Cover Page Interactive Data File, Amendment No. 1 does not modify or update other disclosures in the Original Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.
As previously reported, on July 24, 2019, (i) Ticketmaster New Ventures, S. de R.L. de C.V. (“TNV”), an indirect wholly-owned subsidiary of Live Nation Entertainment, Inc. (“Live Nation”), and Corporación Interamericana de Entretenimiento, S.A.B. de C.V. (“CIE”) entered into a Stock Purchase and Subscription Agreement (the “CIE Purchase Agreement”) and (ii) TNV, Ticketmaster New Ventures Holdings, Inc., an indirect wholly-owned subsidiary of Live Nation (“TNVH” and together with TNV and Live Nation, the “Live Nation Parties”), Grupo Televisa, S.A.B. and Promo-Industrias Metropolitanas, S.A. de C.V. (together with (Grupo Televisa, S.A.B. de C.V., “TV”) entered into a Stock Purchase Agreement (the “TV Purchase Agreement” and together with the CIE Purchase Agreement, the “Purchase Agreements”), pursuant to which the Live Nation Parties agreed to acquire an aggregate of 51% of the capital stock of OCESA Entretenimiento, S.A. de C.V. and certain other related subsidiaries of CIE (collectively, the “Target Companies”) on the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreements (the “Acquisition”). A description of the Purchase Agreements is set forth under “Item 1.01. Entry into a Material Definitive Agreement” in Live Nation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2019 and is incorporated herein by reference.

As previously reported, Live Nation had entered discussions with CIE and TV regarding potential modifications to the timing and terms of the Acquisition, but the parties have been unable to agree on modified terms.

On May 25, 2020, Live Nation notified CIE that it was terminating the CIE Purchase Agreement as a result of CIE’s failure to comply with its contractual obligation to continue operating the Target Companies in the ordinary course of business and the occurrence of a Material Adverse Effect (as that term is defined in the CIE Purchase Agreement). Live Nation simultaneously notified TV that it was terminating the TV Purchase Agreement, which agreement may be terminated if the CIE Purchase Agreement is terminated for any reason.

Live Nation has commenced binding arbitration proceedings, seated in New York, New York, before the International Court of Arbitration of the International Chamber of Commerce, seeking a declaratory judgment that it has properly terminated the CIE Purchase Agreement and that any obligations thereunder are excused on the grounds set forth above, among others. Live Nation anticipates that CIE will defend these arbitration proceedings and that both CIE and TV may pursue any legal remedies available to them to enforce the terms of their respective Purchase Agreements and contest the validity of their termination.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, without limitation, risks related to market and other general economic conditions. Live Nation refers you to the documents it files with the Securities and Exchange Commission, specifically the section titled "Item 1A. Risk Factors" of its annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on Form 10-Q for the quarter ended March 31, 2020, which contains and identifies important factors that could cause actual results to differ materially from those contained in Live Nation’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Based upon changing conditions, should any risk or uncertainty that has already materialized, such as, for example, the risks and uncertainties posed by the global COVID-19 pandemic, worsen in scope, impact or duration, or should one or more of the currently unrealized risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. Live Nation undertakes no obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Chief Accounting Officer
May 27, 2020